Exhibit 5.1

ARTICLES OF RESTATEMENT

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

The undersigned Corporate Secretary of Central Vermont Public Service Corporation, a public utility corporation organized under Vermont law, hereby certifies that the corporation has restated its Articles of Incorporation in their entirety, pursuant to Section 10.07 of the Vermont Business Corporation Act, Title 11A of Vermont Statutes Annotated, as set forth in the Amended & Restated Articles of Incorporation attached hereto.

1.                                    The name of the corporation is Central Vermont Public Service Corporation and remains unchanged.

2.                                    The text of the Amended & Restated Articles of Incorporation is attached hereto.

3.                                    The restatement was adopted by resolution of the corporation’s board of directors, and was approved by the corporation’s sole shareholder (all issued and outstanding shares of the corporation voted for the restatement).

4.                                    The restatement was approved by order of the Vermont Public Service Board, pursuant to Section 104 of Title 30 of Vermont Statutes Annotated, in Docket No. 7770, dated June 15, 2012.

5.                                    The restatement is effective as of June 27, 2012, 4:30 p.m. Eastern Daylight Time.

Dated: June 27, 2012	/s/ Donald J. Rendall, Jr.
Donald J. Rendall, Jr., Duly authorized
Corporate Secretary of Central Vermont
Public Service Corporation

AMENDED & RESTATED

ARTICLES OF INCORPORATION

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

ARTICLE ONE

CORPORATE NAME

The name of the corporation is Central Vermont Public Service Corporation.

ARTICLE TWO

TYPE OF CORPORATION

The corporation is a general business corporation.

ARTICLE THREE

CORPORATE PURPOSES

The corporation is authorized to do any lawful business.

ARTICLE FOUR

REGISTERED AGENT AND OFFICE

The registered office of the corporation is 30 Main Street, Sixth Floor, Burlington, VT  05401, and the registered agent at that address is Sheehey Furlong & Behm P.C.

ARTICLE FIVE

FISCAL OPERATING YEAR

The fiscal operating year end of the corporation is the month of September.

ARTICLE SIX

SHARES

The number of shares the corporation is authorized to issue is 1,000 shares of a single class of common stock, no par value.

The foregoing Amended & Restated Articles of Incorporation were adopted by resolution of the corporation’s board of directors and approved by its sole shareholder to be effective as the 27th day of June, 2012 at 4:30 p.m. Eastern Daylight Time.

/s/ Donald J. Rendall, Jr.
Donald J. Rendall, Jr., Corporate Secretary